Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement to Form S-4 of our report dated July 24, 2026, relating to the financial statements of Kaizen Aerospace, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ending December 31, 2025, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey

July 29, 2026